 Exhibit 99.1

Expion360 Inc. Announces $2.6 Million Registered Direct and Private Placements Priced at the Market Under Nasdaq Rules

REDMOND, OR, JANUARY 2, 2025 (GLOBE NEWSWIRE) -- Expion360 Inc. (Nasdaq: XPON) (the “Company”), a lithium-ion battery power storage solutions company, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of shares of its common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase Common Stock (each, a “Pre-Funded Warrant”) in a registered direct offering. In a concurrent private placement, the Company also agreed to sell to the same investors warrants to purchase Common Stock (the “Warrants”). Aggregate gross proceeds to the Company from both transactions are expected to be approximately $2.6 million. The entire transaction has been priced at the market under Nasdaq rules.

The transactions consisted of the sale of 1,048,386 shares (each, a “Share”) of Common Stock (or Pre-Funded Warrants to purchase Common Stock), each of which will be sold together with one Warrant to purchase one share of Common Stock per Warrant at an exercise price of $2.36. The offering price per Share is $2.48 (or $2.479 for each Pre-Funded Warrant, which is equal to the offering price per Share minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of Shares in the offering will be decreased on a one-for-one basis.

Aggregate gross proceeds to the Company are expected to be approximately $2.6 million. The transactions are expected to close on or about January 3, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offerings, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offerings. Stradling Yocca Carlson & Rauth LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-272956) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 10, 2023. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of Common Stock issuable upon exercise of the Warrants.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Expion360 Inc.

Expion360 designs, assembles, manufactures, and sells lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles, marine applications and home energy storage products with plans to expand into industrial applications.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Brian Schaffner, CEO
541-797-6714